SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)
_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2007
Dear Stockholder:

On behalf of the Board of Directors of China Security & Surveillance Technology, Inc. (the “Company”), I invite you to attend our 2007 Annual Meeting of Stockholders. We hope you can join us. The annual meeting will be held:

At:	China Security & Surveillance Technology, Inc.
13/F, Shenzhen Special Zone Press Tower,
Shennan Road, Futian District, Shenzhen, China 518034

On:	June 15, 2007

Time:	10:00 a.m., local time

The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2006 Annual Report accompany this letter.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities. You will also have an opportunity to meet your directors and other key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to the election of directors, the ratification of the appointment of the Company’s accountants and consideration of any other business matters properly brought before the Annual Meeting.

We know that many of our stockholders will be unable to attend the Annual Meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the proxy statement and vote and submit your proxy by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in China Security & Surveillance Technology, Inc. We look forward to seeing you at our Annual Meeting.

If you have any questions about the Proxy Statement, please contact Terence Yap, Chief Financial Officer, China Security & Surveillance Technology, Inc., 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, 518034, People’s Republic of China; Telephone: (86) 755- 83510888, extension 5611.

Sincerely,

/s/ Guoshen Tu
Guoshen Tu Chief Executive Officer

1

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 15, 2007

To the Stockholders of China Security & Surveillance Technology, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of China Security & Surveillance Technology, Inc., a Delaware corporation (the “Company”), will be held on Friday, June 15, 2007 at 10:00 a.m., local time, at China Security & Surveillance Technology, Inc., 13/F, Shenzhen Special Zone Press Tower Shennan Road, Futian District, Shenzhen, 518034, People’s Republic of China for the following purposes:

1.
To elect five persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the selection by the Board of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only stockholders of record at the close of business on May 21, 2007 are entitled to notice and to vote at the Meeting and any adjournment.

You are cordially invited to attend the Meeting.

A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. Our 2006 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

It is important that your shares are represented at the Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the meeting in person, please vote your shares promptly by either completing, signing and returning the accompanying proxy card or casting your vote via the internet as directed either in instructions of our Transfer Agent, American Stock Transfer & Trust Company (the “Transfer Agent”) or on the proxy card included with this Proxy Statement. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

If you plan to attend the meeting, please mark the accompanying proxy card in the space provided and return it to us, or notify us of your intentions via the internet as directed on the proxy card. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Meeting, please ask the broker, trust, bank, or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the Meeting.

By Order of the Board of Directors,

/s/ Lingfeng Xiong
Secretary
April 30, 2007

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
13/F, Shenzhen Special Zone Press Tower Shennan Road
Futian District, Shenzhen, 518034
People’s Republic of China

__________

PROXY STATEMENT
__________

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of China Security & Surveillance Technology, Inc., a Delaware corporation (the “Company,” “CSST” or “we”), for the 2007 Annual Meeting of Stockholders (the “Meeting”). The Meeting is to be held at 10:00 a.m., local time, on Friday, June 15, 2007, and at any adjournment or adjournments thereof, at 13/F, Shenzhen Special Zone Press Tower Shennan Road, Futian District, Shenzhen, 518034, People’s Republic of China.

The approximate date on which the Proxy Statement and form of proxy are intended to be sent or given to stockholders is May 22, 2007.

The purposes of the Meeting are to seek stockholder approval of two proposals: (i) electing five (5) directors to the Board and (ii) ratifying the appointment of the Company’s accountants for fiscal year 2007.

Who May Vote

Only stockholders of record of our common stock, $.0001 par value (the “Common Stock”), as of the close of business on May 21, 2007 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, during office hours, at the executive offices of the Company at 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, 518034, People’s Republic of China, by contacting the Secretary of the Company.

The presence at the Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of the date of this Proxy Statement, we had issued and outstanding 34,941,406 shares of Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Meeting. No other class of voting securities was then outstanding.

Voting Your Proxy

You may vote by one of the following methods:

•	Completing and signing the proxy card and mailing it in the enclosed postage-paid envelope; or

•
Voting on the internet. Please follow the instructions that are either included with the proxy materials provided by the Transfer Agent (you may obtain copies of such information by contacting the Transfer Agent at American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219, Telephone: 718.921.8210, www.amstock.com) or on the proxy card.

If your shares are held through a broker, trust, bank or other nominee, you should refer to information forwarded to you by such holder of record for your voting options.

The shares represented by any proxy duly given will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein, and FOR ratification of GHP Horwath, P.C. as the Company’s independent registered public accounting firm. In addition, if other matters come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. Under Proposal 1 (Election of Directors), the five candidates for election as directors at the Meeting are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the Meeting. Proposal 2 (Ratification of Independent Auditors) requires the vote of a majority of the shares present in person or by proxy at the Meeting for approval.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the election of directors, and the ratification of the selection of the independent registered public accounting firm) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Mere attendance at the meeting will not revoke a proxy. Such revocation may be effected in writing by execution of a subsequently dated proxy or by a written notice of revocation, in each case sent to the attention of the Secretary at the address of our principal office set forth above in the Notice to this Proxy Statement, or by your attendance and voting in person at the Meeting. In addition, you may revoke your via the Transfer Agent’s website at www.amstock.com; please contact the Transfer Agent at American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219, Telephone: 718.921.8210, www.amstock.com for instructions). Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to sign the proxy and return it promptly in the enclosed envelope.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2006 Annual Report and Proxy Statement for the 2007 Annual Meeting of Stockholders will be delivered to an address where two or more stockholders reside unless we have received contrary instructions from a stockholder at the address. A separate proxy card will be delivered to each stockholder at the shared address.

If you are a stockholder who lives at a shared address and you would like additional copies of the 2006 Annual Report, this Proxy Statement, or any future annual reports or proxy statements, contact the Manager, Investor Relations at China Security & Surveillance Technology, Inc., 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, 518034, People’s Republic of China; Telephone number 011 (86-755) 83510888, extension 5611, and we will promptly mail you copies.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors have any interest in any of the matters to be acted upon at the Annual Meeting, except, that, with respect to each director, to the extent that a director is named as a nominee for election to the Board of Directors.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors (the “Board”) is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The five nominees for election as directors are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the meeting. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

Director Selection

The Company does not have a nominating committee. The full board, with input from the Company’s president and chief executive officer, identifies director nominees. The board evaluates candidates based on the requirements set forth in the Company’s by-laws and regulatory requirements applicable to the Company.

The Board of Directors recommends a vote FOR the election of the nominees listed below.

NOMINEES

The names, the positions with the Company and the ages as of the Proxy Statement of the individuals who are our nominees for election as directors are:

Name	Age	Position/s	Director Since

Guoshen Tu	42	CEO and Chairman of the Board	September 2005

Terence Yap	36	CFO, Vice Chairman of the Board	March 2006

Shufang Yang	37	COO and Director	August 2006

Jianguo Jiang	41	Vice President and Director	January 2006

Lingfeng Xiong	55	Vice President and Director	September 2005

For information as to the shares of the Common Stock held by each nominee, see “Securities Ownership of Certain Beneficial Owners and Management,” which starts on page 9 of this Proxy Statement.

The following are biographical summaries for our nominees for election as directors:

Guoshen Tu.  Mr. Tu has been our Chief Executive Officer and a director since September 2005.  He has extensive experience in surveillance and technology.  From 2001 to 2005, Mr. Tu was the Chief Executive Officer and Secretary of our subsidiary Golden Group Corporation (Shenzhen) Limited (“Golden”). From 1999 to 2001, he served as Chief Executive Officer of Zhongshan Golden Grains Industry Limited and as President of Jiangxi Golden Group Limited. Mr. Tu currently serves as the Chairman of Jiangxi Golden Motuo Che Zhizhao Co. Ltd., but is not involved in the daily management of these companies.

Terence Yap. Mr. Yap has served as our Chief Financial Officer since January 2007, and our director since March 2006. Mr. Yap was the President, CEO and a director of Digital Network Alliance International, Inc., a Delaware company which is engaged in the business of providing satellite Internet connections to customers in the Asia Pacific region, including Hong Kong, Singapore, Indonesia, Bangladesh, Pakistan and Mongolia, and the business of providing managed broadband services to commercial office buildings and apartment buildings in Singapore and Hong Kong. Digital Network Alliance International, Inc., is a reporting company with the U.S. Securities and Exchange Commission.  Mr. Yap has been affiliated with Digital Network Alliance International, Inc. and its affiliated entities since January 2002.  From April 2000 to December 2002, he was the Director of Business Development for Skyhub Asia Co., Ltd., where he was responsible for the development of partnerships and alliances with various partners in Hong Kong and within the region.  Skyhub Asia’s main line of business was the provision of satellite services within the Asia Pacific region.  From June, 1999 to April, 2000, he served as the Business Development Manager of MCI WorldCom Asia Pacific, Ltd., where he was part of the business development team in the Asia Pacific region and was involved in mergers and acquisitions of licensed telecommunications companies, building of physical points of presence and negotiations with incumbent telecommunications operators.  MCI WorldCom’s main line of business was the provision of global data communication services.  From June 1998 to June 1999, he served as the distribution manager for Tele Media International H.K. Ltd (“TMI”), where he was responsible for distribution and sale of the company’s products and services within various countries in the Asia Pacific region.  TMI’s main line of business was the provision of data communication services within Europe and the Asia Pacific region.  From January 1996 to June 1998, he was employed by Hutchison Corporate Access (HK) Ltd. and Hutchison Corporate Access Pte. Ltd (HCA), first as a senior market development executive and later as a business development manager.  HCA’s main line of business is the provision of satellite data network services within the Asia Pacific region.  From June 1995 to January 1996, he was employed by Pacific Century Corporate Access Pte. Ltd. (“PCCA”) as a project engineer.  PCCA’s main line of business was the provision of satellite data networking services in the Asia Pacific region.

Shufang Yang. Mr. Yang has served as our Chief Operating Officer and director since August 2006. Mr. Yang worked for Zhejiang Yin Cheng Electronic Ltd. as the general manager from July 1998 to April 2001 and has served as the President and CEO of Shanghai Cheng Feng Digital Technology Co. Ltd. (“Cheng Feng”) since April 2001. Mr. Yang has extensive experience in the security and surveillance industry and received an EMBA from China Europe International Business School.

Jianguo Jiang. Mr. Jiang has served as our Vice President since August 2006 and our director since January 2006. From 1999 to 2003, Mr. Jiang worked for Shenzhen Shi Xun Tong Electronics Ltd as a general manager. He was responsible for supervising daily operations and marketing activities.  From 2003 to 2005, Mr. Jiang served as the president in Yuan Da Wei Shi Technology Limited. He is responsible for strategic decision-making and market expansion of our Company.

Lingfeng Xiong.  Mr. Xiong has been our Vice President and our director since September 2005.  He has served as the Vice President of our subsidiary Golden since 2001.  He supervises many aspects of our Company and our products.

All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board or executive officer is related to any other nominee, member of the Board or executive officer.

Board Composition and Meetings of the Board of Directors

Our board of the directors is currently composed of five members: Goshen Tu , Terence Yap, Shufang Yang, Jianguo Jiang and Lingfeng Xiong. All board action requires the approval of a majority of the directors in attendance at a meeting at which a quorum is present. During 2006, our Board met more than ten times and acted by unanimous written consent more than ten times.

Committees and Audit Committee Financial Expert

We do not have a standing audit, nominating or compensation committee or any committee performing a similar function, although we may form such committees in the near future. Since we do not currently have an audit committee, we have no audit committee financial expert. Our entire Board handles the functions that would otherwise be handled by an audit committee.

In the future, we may search for a qualified independent expert who would be willing to serve on our Board and who would be willing to act as an audit committee financial expert. Before retaining any such expert, our Board would make a determination as to whether such person is both qualified and independent.

Independent Directors

No member of our Board of Directors qualifies as an “independent director” under the listing standards of The Nasdaq Stock Market, New York Stock Exchange or American Stock Exchange.

During our 2007 fiscal year, we plan to identify directors who qualify as “independent directors,” establish board committees on which such independent directors may serve and adopt written board committee charters, as appropriate, to assist in corporate governance. We expect that before the end of our 2007 fiscal year, our Board will be comprised of a majority of independent directors. We may add independent directors to our Board by expanding the size of our board and having the incoming independent directors fill the vacancies created by such increase or we may request that existing directors resign to create a vacancy that can be filled by independent directors that are selected by our board during the 2007 fiscal year.

Policy Regarding Board Attendance

Our directors are expected to attend board meetings as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting. Our directors are expected to attend annual meetings of stockholders, but we do not have a formal policy requiring them to do so.

Director Compensation

No cash compensation or other compensation was paid to any member of our Board of Directors for services as a director during the fiscal year ended December 31, 2006 and we have no standard arrangement pursuant to which any director is compensated for his or her services in such capacity. When independent directors are appointed to our Board, we will likely compensate them for their services as independent directors through a combination of equity incentives and cash payments. Our Board has not yet established the compensation levels for independent directors as we do not yet have any independent directors.

The Board may award special remuneration to any director undertaking any special services on our behalf other than those services ordinarily required of a director. In 2006, no such special remuneration was paid to any of our directors.

All authorized out-of-pocket expenses incurred by a director on our behalf will be subject to reimbursement upon our receipt of required supporting documentation of such expenses.

Family Relationships

There are no family relationships among our directors or officers.

Code of Business Conduct and Ethics
We have adopted code of business conduct and ethics (“Code of Conduct”) relating to the conduct of our business by all employees, officers and directors of the Company. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. We are in the process of making our Code of Conduct available on our website, which is located at www.csstf.com. Once it is available on our website, any amendments or waivers to the Code of Conduct will be posted on our website within four business days of such amendment or waiver. Until such time, however, any amendments or waivers to our Code of Conduct will be filed with the SEC in a Current Report on Form 8-K.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting, except that, with respect to each director, to the extent that a director is named as a nominee for election to the Board of Directors.

Compensation Discussion and Analysis

Background and Compensation Philosophy

We are a holding company that owns two direct subsidiaries, China Safetech Limited (“Safetech”) and China Security & Surveillance Technology (PRC) Ltd. Safetech is a holding company that owns Golden, China Security & Surveillance Technology (HK) Ltd. (“CSST HK”) and Chain Star Investments Limited (“Chain Star”). CSST HK in turn owns Cheng Feng, and Chain Star owns Shenzhen Hongtianzhi Electronics Co., Ltd. (“Hongtianzhi”). Our primary business operations are conducted through our indirect subsidiaries Golden, Cheng Feng and Hongtianzhi. Golden’s business is focused on manufacturing, distributing, installing and maintaining security and surveillance systems in China. Cheng Feng’s business is focused on the manufacturing, marketing and sales of security and surveillance related hardware as well as the development and integration of software. Hongtianzhi’s business is focused on the manufacture and selling of digital cameras. We employ approximately 1,300 people and had revenues of approximately $107 million in 2006. Our compensation structure reflects our business. The overall compensation offered is designed to attract and retain executives with the appropriate amount of experience.

We currently have two named executive officers, Goshen Tu, our Chief Executive Officer and President, and Terence Yap, our Chief Financial Officer. Our named executives do not have employment agreements, severance or change-of-control agreements, and the Company is not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment. Our named executives serve at the will of the Board.

Our Board of Directors, on which each of Messrs. Tu and Yap serve, has historically determined the compensation to be paid to the Company’s executive officers based on the Company’s financial and operating performance and prospects, the level of compensation paid to similarly situated executives in comparably sized companies and the contributions made by each of the executive officers to the success of the Company.

Our Board of Directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. No pre-established, objective performance goals or metrics have been used by the Board of Directors in determining the compensation of our executive officers. Mr. Tu and Mr. Yap are involved in the Board’s deliberations regarding executive compensation and provide recommendations with respect to their and the other executive officers’ compensation.

As our executive leadership and Board of Directors grows, our Board of Directors may decide to form a compensation committee charged with the oversight of executive compensation plans, policies and programs, but we have no current plans to establish a compensation committee.

No cash compensation or other compensation was paid to any member of our Board of Directors for services as a director during the fiscal year ended December 31, 2006 and we have no standard arrangement pursuant to which any director is compensated for his or her services in such capacity.

Elements of Compensation

We provide our executive officers with a base salary, discretionary bonuses and equity incentives to compensate them for services rendered during the year. Our policy of compensating our executives in this way has served the Company well.

Base Salary. The annual base salary paid to each of our named executive officers during 2006 was approximately $15,000. All such amounts were paid in cash. The amount of the base salary for each individual is set at the sole discretion of the Board of Directors.

Discretionary Bonus. Historically, we have not paid bonus compensation to our executive officers and no bonus compensation was paid to our executive officers in 2006. If the Board of Directors determines to do so in the future, it will be on an ad hoc basis to recognize superior performance by executive officers as determined in the sole discretion of the Board of Directors.

Equity Incentives. As of December 31, 2006, we did not have a stock option or other equity incentive plan.

We granted stock on an ad hoc basis in 2006 to encourage performance and retention by providing additional incentives for executives to further our growth, development and financial success by personally benefiting through the ownership of our common shares. We have no program, plan or practice of granting equity awards that coincide with the release by the Company of material non-public information.

On February 7, 2007, our Board of Directors adopted the Company’s 2007 Equity Incentive Plan (the “2007 Plan”) to provide for grants of stock options, stock appreciation rights, performance units, restricted stock, restricted stock units and performance shares. The exercise price per share for the shares to be issued pursuant to an exercise of a stock option will be no less than the fair market value per share on the grant date, except in the case of an incentive stock option granted to a 10% owner, where the exercise price will be no less than 110% of the fair market value per share on the grant date. No more than an aggregate of 2,500,000 shares (or for awards denominated in cash, the fair market value of 2,500,000 shares on the grant date) may be subject to awards under the 2007 Plan to any individual participant in any one fiscal year of the Company. No awards may be granted under the 2007 Plan after February 7, 2012, except that any award granted before then may extend beyond that date.

Retirement Benefits. Our executive officers are not presently entitled to company-sponsored retirement benefits. Our executive officers do, however, participate in a state pension plan organized by Chinese municipal and provincial governments.  As of the date of this Proxy Statement, we have complied with the regulation and have paid the executives’ state pension plan as required by the law.

Perquisites. We have not provided our executive officers with any material perquisites and other personal benefits and, therefore, we do not view perquisites as a significant or necessary element of our executive’s compensation.

Deferred Compensation. We do not provide our executives the opportunity to defer receipt of annual compensation.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our Chief Executive Officer and our Chief Financial Officer for services performed for us and our subsidiaries during 2006 in all capacities. No executive officer other than Mr. Yap received compensation of $100,000 or more in 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Total ($)
Guoshen Tu, CEO, President, and Director	2006	15,000	0	15,000
Terence Yap, CFO, Vice President and Director (1)	2006	15,000	350,000 (3)	365,000
Jinxu Wu, Former CFO (2)	2006	15,000	0	15,000
(1)	Mr. Yap has served as our CFO since January 2007, Vice President since May 2006 and director since March 2006.
(2)	Mr. Wu served as our CFO from January 2005 to January 2007.
(3)
Mr. Yap received 100,000 shares of our common stock valued at $350,000 in connection with a consulting agreement between Mr. Yap and the Company, dated as of February 8, 2006, amended on June 27, 2006.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year we did not have a standing compensation committee. The Board was responsible for the functions that would otherwise be handled by the compensation committee.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of the close of business on April 27, 2007 for: (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each executive officer, (iii) each of our directors and nominees, and (iv) all of our executive officers and directors as a group. Shares owned as of April 27, 2006 are based upon public filings with the SEC.

Unless otherwise specified, the address of each of the persons set forth below is in care of China Security & Surveillance Technology, Inc., 13/F, Shenzhen Special Zone Press Tower Shennan Road, Futian District, Shenzhen, 518034, People’s Republic of China.

Name and Address	Number of Shares Beneficially Owned		Percent of Class (3)

Guoshen Tu (1)	13,627,500	(2)	39.0%

Lingfeng Xiong (1)	120,000		*

Yong Zhao (1)	20,000		*

Terence Yap (1)	160,000		*

Shufang Yang (1)	928,531		*

Jianguo Jiang (1)	260,000		*

All Current Officers and Directors as a Group (7 in number)	15,116,031		43.3%

Whitehorse Technology Ltd.	11,000,000		31.5%

Li Zhi Qun (4)	13,627,500		39.0%

Jayhawk China Fund (Cayman) Ltd. (5) c/o Jayhawk Capital Management, LLC 8201 Mission Road, Suite 110 Prairie Village, Kansas 66208	1,871,270		5.3%

The Pinnacle Fund, L.P. (6) 4965 Preston Park Blvd., Suite 240 Plano, Texas 75093	1,674,167		4.8%

The Pinnacle China Fund, L.P. (7) 4965 Preston Park Blvd., Suite 240 Plano, Texas 75093	1,674,167		4.8%

Citadel Equity Fund Ltd. (8) 18/F Chater House, 8 Connaught Road, Central, Hong Kong	5,451,977		13.5%

* Less than 1%.
(1) The person is an officer, a director or both.

(2) Includes 11,000,000 shares owned by Whitehorse Technology Limited. Mr. Tu is the sole owner of Whitehorse and may be deemed the beneficial owner of these shares. The total also includes the 2,627,500 shares owned by Zhiqun Li, who is Mr. Tu’s wife. Mr. Tu may be deemed the beneficial owner of these shares as well.

(3) A total of 34,941,406 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(4) Includes 11,000,000 shares owned by Whitehorse Technology Limited of which Li Zhi Qun’s husband Guoshen Tu is the sole owner.

(5) Includes 228,000 shares underlying the warrant to purchase shares of our common stock.

(6) Pinnacle Advisers, L.P. (“Advisers”) is the general partner of The Pinnacle Fund, L.P. (“Pinnacle”), Pinnacle Fund Management, LLC (“Management”) is the general partner of Advisers. Mr. Barry Kitt is the sole member of Management. Mr. Kitt may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Pinnacle. Mr. Kitt expressly disclaims beneficial ownership of all shares of Common Stock beneficially owned by Pinnacle.

(7) Pinnacle China Advisers, L.P. (“China Advisers”) is the general partner of The Pinnacle China Fund, L.P. (“Pinnacle China”). Pinnacle China Management, LLC (“China Management”) is the general partner of China Advisers. Kitt China Management, LLC (“China Manager”) is the manager of China Management. Mr. Barry Kitt is the manager of China Management. Mr. Kitt may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Pinnacle China. Mr. Kitt expressly disclaims beneficial ownership of all shares of Common Stock beneficially owned by Pinnacle China.

(8) Includes 5,451,977 shares of our common stock that may be acquired upon conversion of $110,000,000 in principal amount of the Company’s convertible notes.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of the outstanding Common Stock to file with the SEC an initial report of ownership on Form 3 and changes in ownership on Forms 4 and 5. The reporting persons are also required to furnish us with copies of all forms they file.

Based solely on our review of copies of Forms 3, 4 and 5 furnished to the Company with respect to the fiscal year ended December 31, 2006, we have determined that our directors, officers and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements except as follows: Shufang Yang was late in filing a Form 3 and a Form 4.  Terence Yap was late in filing a Form 3 and a Form 4.  Jianguo Jiang was late in filing a Form 3 and a Form 4.  Lingfeng Xiong was late in filing a Form 4.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS; CORPORATE GOVERNANCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

•
On September 5, 2006, we entered into agreements to purchase the security and surveillance business of Jian Golden An Ke Technology Co. Ltd. (“Jian An Ke”), Shenzhen Golden Guangdian Technology Co. Ltd. (“Shenzhen Guangdian”), Shenyang Golden Digital Technology Co. Ltd. (“Shenyang Golden”) and Jiangxi Golden Digital Technology Co. Ltd. (“Jiangxi Golden”), of which our CEO and director Guoshen Tu is the Chairman and a shareholder. Mr. Tu received no consideration for the acquisition of his interest in these companies, however his wife Zhiqun Li who owns 20% of Jian An Ke and her designees received 100,000 shares of our Common Stock as part of the transaction. Our director and Vice President Lingfeng Xiong, as the 10% shareholder of Jiangxi Golden, and his designees received 50,000 shares of our Common Stock. Our director and Vice President Jianguo Jiang, as the 40% shareholder of Shenzhen Guangdian, and his designees received 550,000 shares of our Common Stock.

•
In July 6, 2006, we entered into a stock purchase agreement with the shareholders of Chengfeng pursuant to which we paid the shareholders of Chengfeng consideration of RMB 120 million (approximately $15 million) in exchange for 100% ownership of Chengfeng. Our newly appointed Chief Operating Officer and director Shufang Yang owns 46.26% of Chengfeng.

•
We have leased property to Jiangxi Golden, Jian An Ke and Jiangxi Golden Motuo Che Zhizhao Co. Ltd. of which Guoshen Tu, our CEO and director, is the Chairman and a shareholder. The aggregated annual rental was $0.50 million, $0.44 million and $0.48 million in 2006, 2005 and 2004, respectively. The leases expire on December 31, 2007.

•
We entered into a consulting service agreement with Terence Yap, our CFO and director, on February 8, 2006, which was later amended on June 27, 2006. Pursuant to the agreement, as amended, we issued 100,000 shares of our common stock to Terence Yap on March 1, 2006 in exchange for his consulting services valued at $350,000, which are to be provided to our Company from February 8, 2006 to February 7, 2009.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

We are in the process of adopting a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” will be a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $50,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person will not be covered by this policy. A related person will be any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Board for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Board will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In the event a director has an interest in the proposed transaction, the director must excuse himself or herself form the deliberations and approval. Our policy will require that, in determining whether to approve, ratify or reject a related-person transaction, our Board, and if we establish an audit committee, our audit committee, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of our Company and our stockholders, as our board or audit committee, as applicable, determines in the good faith exercise of its discretion. We did not previously have a formal policy concerning transactions with related persons..

Promoters and Certain Control Persons

Unless otherwise disclosed in the Company’s SEC filings, we did not have any promoters at any time during the past five fiscal years.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board has selected GHP Horwath, P.C. to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007. GHP Horwath, P.C. served as the Company’s independent registered public accounting for the fiscal year ending December 31, 2006.

We are asking our stockholders to ratify the selection of GHP Horwath, P.C. as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of GHP Horwath, P.C. to our stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment, the Board may reconsider this appointment.

The Company has been advised by GHP Horwath, P.C. that neither the firm nor any of its associates had any relationship with the Company. Representatives of GHP Horwath, P.C. will be available via teleconference during the Meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the Meeting.

Independent Registered Public Accounting Firm’s Fees

The following is a summary of the fees billed to the Company by GHP Horwath, P.C. for professional services rendered for the fiscal year ended December 31, 2006 and 2005:

(in thousands)
	2006	2005

Audit fees(1)	$542.2	$159.3
Audit-related fees(2)	26.2	4.7
Tax fees	0.2	0
All other fees	0	0
Total	568.5	164.0
__________

(1)
Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)
Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in “audit fees” in this table. The services provided by our accountants within this category consisted of advice relating to SEC matters and employee benefit matters.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Board to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our Board pre-approved the audit service performed by GHP Horwath, P.C. for our consolidated financial statements as of and for the year ended December 31, 2006.

The Board of Directors recommends a vote FOR ratification of the selection of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

GENERAL

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

STOCKHOLDER COMMUNICATIONS

The Company has a process for stockholders who wish to communicate with the Board of Directors. Stockholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of the Company at 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, 518034, People’s Republic of China, no later than the close of business on March 8, 2008. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this Proxy Statement. A copy of our Annual Report on Form 10-K is also made available on our website after it is filed with the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors and the ratification of the appointment of the accountants of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

April 30, 2007	By Order of the Board of Directors

/s/ Lingfeng Xiong
Secretary

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON June 15, 2007

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 30, 2007, and hereby constitutes and appoints Mr. Guoshen Tu, the Company’s Chairman, President and Chief Executive Officer, and Mr. Terence Yap, the Company’s Chief Financial Officer, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders to be held on June 15, 2007, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors the nominees listed below: ☐

Guoshen Tu
Terence Yap
Shufang Yang
Lingfeng Xiong
Jianguo Jiang

Withhold authority for the following:
☐ Guoshen Tu
☐ Terence Yap
☐ Shufang Yang
☐ Lingfeng Xiong
☐ Jianguo Jiang

2.	Approve the ratification of GHP Horwath, P.C. as the Company’s accountant for fiscal year 2007.

FOR   ☐         AGAINST   ☐    ABSTAIN   ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF GHP HORWATH, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED APRIL 30, 2007 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 30, 2007, and the 2006 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Name ______________________________________
Name (if joint)
______________________________________
Date _____________, 2007

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.